UNITED STATES
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                             Washington, D.C. 20549

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                             Four Oaks Fincorp, Inc.
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

Investor Newsletter
Issue 1
March 31, 2009

We welcome readers of the first issue of our newsletter for Four Oaks Fincorp, Inc. shareholders. We hope to address current issues and answer some questions we have been asked that may be on your mind. This is for you, so please let us know how we can make it better.

Why is the stock price so low?

We are assuming that is your first question. Four Oaks Fincorp, Inc. and Four Oaks Bank are well-capitalized and profitable, so why has our stock price been so low? We have not sustained a net loss in any quarter, which is especially notable in the last quarter of 2008 when 32% of all banks reported net losses. We did not have exposure to sub-prime loans or equity investments in Fannie Mae or Freddie Mac and we did not invest in private label non-government guaranteed investments, such as private label residential mortgage backed securities, which are some of the sources of the banking industries' problems. We have not had to expense write-downs of our investments because of mark-to-market accounting rules. We have had some loan losses and increases to the reserves for probable loan losses due to the rising unemployment rates, the collapse of the real estate markets, and the recession in general.

The answer is simply that unfortunately, all banks' stock prices, including ours, declined as problems in large banks, investment banks and insurance giants were reported by the media. "Too big to fail" financial institutions were propped up by the government and the negativity spread through the stock market like a cancer. Some banks failed, both large and small, and for various reasons related to the problems in the economy. Bank stock prices fell along with the general decline in stock prices of all industries.

We hope to see a turn-around in the financial services industry with the many steps our government has taken to alleviate the recession and "kick start" our economic recovery. It has been expensive and at some point in the future is likely to be inflationary. What we are hoping for now is that these governmental reforms are effective, quickly, because the longer the recession lingers the worse we expect the economy will get.

What happened with the U.S. Treasury funding?

In December 2008, our shareholders voted to create preferred stock in order for the Company to participate in the U.S. Treasury's Capital Purchase Program
(TCPP). We are among many banks that are not traded on a national exchange and are considered "private" by the Treasury's definition, which are still waiting for approval of the TCPP funding. The Treasury requested additional information from us a few weeks ago which we promptly provided.

In addition, even if we are approved for TCPP funding, we are re-considering whether the TCPP will ultimately be the best source of capital for Four Oaks. Some banks which received the capital have already chosen to return the funds because of the negativity associated with it and the open-ended rules the government placed on the banks that have taken the capital. We do want to raise capital in order to allow us to continue to grow at our normal pace to meet the needs in our markets. However, we are still lending and we are exploring ways to preserve and raise capital so that we may continue to grow with or without the TCPP. We will continue to update our shareholders as news develops in this area.

Why are banks having such a hard time making money?

The primary source of net income for a bank is the difference between what it earns on loans and what it pays for deposits. We call this "spread" and just like Miracle Whip, the more you have the better. When interest rates are rising "spread" tends to be wider because there is a difference between when loan rates change and when deposit rates change. Many loans have variable rates tied to an index, like prime. When the prime rate changes, the interest rate on the variable rate loan changes, either immediately or shortly thereafter. We change the prime rate on most of our variable loans on the first day of the next month after prime changes. Rates on certificates of deposit, however, do not change until they mature, which can be a year or more. When interest rates fall the "spread" narrows as rates on loans go down much faster than rates on deposits.

During 2008, the prime rate fell 400 basis points from 7.25% to 3.25%, which decreased our loan income. To make matters worse, competition for deposits was fierce as the turmoil in the large banks caused them to not be able to obtain funds from their normal wholesale sources. Therefore, these large banks paid higher than normal rates to depositors just to keep enough funding in their banks. These combined factors resulted in loan rates dropping while deposit rates remained at abnormally high levels throughout most of 2008. Our "spread" got thinner and thinner.

Late in 2008, the government made it clear that they were not going to let the biggest banks fail. These large banks were then once again able to obtain their wholesale funding and were no longer willing to pay high rates for deposits. During the last quarter of 2008, the prime dropped 175 basis points reducing loan rates at the same time that the pressure for high rate deposits was lifted. Therefore, banks began to expect better times ahead for 2009.

We currently believe net income at banks, including our bank, should show improvement throughout 2009. The reason some may not show improvements as quickly as others is because they must charge off loans which have defaulted and they have to build more reserves to cover probable losses in the loans still on the books. The length and severity of the recession will affect the extent of these charges to expense at all banks over the course of 2009. Once the nonperforming loans are charged off or properly reserved for, then the improvements in net income should become reality. Once interest rates start to rise, "spread" will begin to widen causing profitability to improve.

What is capital?

The capital section of the balance sheet is comprised of the par value of stock that has been issued; the surplus or paid in capital, which is generally the difference between the price paid for stock and the par value; retained earnings, which are earnings that have not been distributed to shareholders; and some valuation accounts related to mark-to-market accounting rules. Capital is the excess of assets over liabilities. It represents the ownership of the company.

What are stock options?

We have heard a lot of questions from shareholders about how the Company uses stock options as a part of its compensation packages for employees. Our stock options represent the right to purchase Company stock in the future, at a price set on the date the option is granted. An employee must hold the stock option for the requisite amount of time before the option become exercisable (this is called "vesting") and must remain employed by the Company for the same period of time. The options expire after a set period of time if not exercised by the employee after the option vests.

The most recent stock options that the Company granted were vested and exercisable by employees two years after the grant date and expire five years after the grant date. For example, an employee may have been granted a stock option on March 1, 2009 for 1000 shares with an exercise price for purchase at $9 per share. The employee can exercise his or her right to buy those 1000 shares from March 1, 2011 to March 1, 2014. If an employee exercises his right to buy the shares during that time, he or she must pay $9 per share or $9000. If the Company's share price goes up after the grant date, the employee will likely exercise the option because there will be a gain for him or her. If, however, the Company's share price goes down after the grant date, the employee will not exercise the option because there will be a loss for him or her.

How much gain does an employee really get when an option is exercised? When the employee with the $9 exercise price stock option exercises the option, let's assume that the Company's shares are trading for $15 per share. The employee will take $6 per share into his income and pay income taxes on it. In addition, the employee will also have to pay employment taxes on the $6 per share. These taxes and income will be included on their W-2 form to include on the employee's income tax return for that year. Therefore, an employee's cost per share would be $15 for tax purposes. If the Company's share price goes down to $10 and the employee sells the shares for $10, they incur a $5 loss. On the other hand if during the life of the stock option, the Company's shares never trade above $9 per share, the stock option has no value to the employee.

This demonstrates the reason stock options are considered long-term compensation. Stock options are designed to reward the employee for their role in helping the Company prosper with hopes that the Company's share price will rise due to this prosperity. The options also reward the employee for not leaving the Company, but the reward is contingent upon the share price rising over the life of the options.

Thanks for your attention as we attempted to answer a few of the questions that we have been asked lately. If you have questions you would like addressed in future issues or suggestions and comments, please email nswise@fouroaksbank.com or mail them to Four Oaks Bank, P.O. Box 309, Four Oaks, NC 27524, Attn: Nancy Wise.


IMPORTANT INFORMATION

This communication may be deemed to be solicitation material in respect of the Four Oaks Fincorp, Inc. (the "Company") 2009 annual meeting of shareholders (the "annual meeting"). The Company will file a definitive proxy statement for the annual meeting with the U.S. Securities and Exchange Commission ("SEC"). SHAREHOLDERS OF THE COMPANY ARE URGED TO READ THE PROXY STATEMENT WHEN IT IS AVAILABLE, BECAUSE IT CONTAINS IMPORTANT INFORMATION. Investors and security holders may obtain the proxy statement and other relevant documents free of charge at the SEC's website, http://www.sec.gov, or by directing a request to Nancy Wise, Four Oaks Fincorp, Inc., 6114 U.S. 301 South, Four Oaks, North Carolina 27524, (919) 963-2177.

The Company and its directors and executive officers may be deemed to be participants in the solicitation of proxies of the Company's shareholders in connection with the annual meeting. Information regarding the interests of these directors and executive officers in the solicitation will be included in the proxy statement filed by the Company in connection with the annual meeting.